Exhibit 10.1

                            OREGON STEEL MILLS, INC.
                          2005 LONG-TERM INCENTIVE PLAN

APPROVED BY STOCKHOLDERS APRIL 28, 2005
EFFECTIVE JANUARY 1, 2005

SECTION 1.   PURPOSE

The purposes of the Oregon Steel Mills, Inc. 2005 Long-Term Incentive
Program (the "Plan") are to ensure that selected employees and Non-Employee Directors of Oregon Steel Mills Inc. ("OSM" or the "Company") and its Affiliates maintain a vested interest in the long-term growth and performance of the Company, to align employees and Non-Employee Directors with stockholders, and to enhance the ability of the Company and its Affiliates to attract, retain, and motivate individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Company depends.

SECTION 2.   DEFINITIONS

As used in the Plan, the following terms have the meanings set forth below:

a) "Affiliate" is (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

b) "Award" is any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, or Other Stock Unit Award.

c) "Award Agreement" is any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee under the Plan, which may, but need not, be executed or acknowledged by both the Company and the Participant.

d)   "Board" is the Board of Directors of the Company.

e)   "Change in Control" is the happening of any of the following events:

     i) Any time less than a majority of the directors of the Company are individuals who were either elected by the Board or nominated by the Board of (or a committee of the Board) for election by the stockholders of the Company.

     ii) At any time a majority of the Board are individuals who, in connection with a single transaction or a series of related transactions that effects a change in the ownership of the Company, were either not elected by the Board or not nominated by the Board (or a committee of the Board) for election by the stockholders of the Company;

     iii) Any person (other than (a) an employee benefit plan of the Company, or
          (b) a corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the beneficial owner (as defined in Rule 13d of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

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     iv)  The stockholders of the Company approve (a) a plan of complete liquidation of the Company, other than in connection with the complete cessation of the business activities conducted with the Company's operating assets, or (b) an agreement is entered for the sale or disposition by the Company of all or substantially all of the Company's assets except pursuant to an order of a bankruptcy court having jurisdiction of the Company. For purposes of clause (b), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" is a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds (2/3) of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" is the aggregate market value of the Company's outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities, if any. The aggregate market value of the Company's common stock is determined by multiplying the number of shares of the Company's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the Company's common stock for the ten (10) trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company is determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Company's common stock or by such other method as the Board determines is appropriate; provided that, in the event that on the Transaction Date there is no public market for such common stock or other equity security, the fair market value of the equity securities or common stock is as reasonably determined by the Board.

f) "Code" is the Internal Revenue Code of 1986, as amended from time to time, any successor provision, and any applicable regulations promulgated thereunder.

g) "Committee" is the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors each of whom is a Non-Employee Director and an "outside director" within the meaning of
     Section 162(m) of the Code, and each of whom is "independent" as set forth in the applicable rules and regulations of the SEC and the NYSE.

h)   "Company" is Oregon Steel Mills, Inc. ("OSM"), a Delaware corporation.

i) "Covered Employee" is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

j) "Employee" is any employee of the Company or of any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an employee is considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

k)   "Exchange Act" is the Securities Exchange Act of 1934, as amended.

l) "Fair Market Value" is, unless the Committee determines otherwise, as at any date the average of the highest and lowest sale prices on the NYSE for the Shares on such date.

m) "Incentive Stock Option" is an Option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code.

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n)   "Non-Employee Director" has the meaning set forth in Rule 16b-3(b)(3)
     promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC.

o) "Nonstatutory Stock Option" or "NSO" is an Option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

p)   "NYSE" is the New York Stock Exchange.

q) "Officer" is any Employee of the Company or any Affiliate holding a position classified as executive officer as defined by SEC and NYSE guidelines.

r) "Option" is any right granted to a Participant under Section 6 of the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods, as the Committee determines.

s) "Other Stock Unit Award" is any right granted to a Participant by the Committee under Section 10 of the Plan.

t) "Participant" is an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.

u) "Performance Award" is any Award of Performance Shares or Performance Units under Section 9 of the Plan.

v) "Performance Period" is that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

w) "Performance Share" is any grant under Section 9 of the Plan of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee determines, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee establishes at the time of such grant or thereafter.

x) "Performance Unit" is any grant under Section 9 of the Plan of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee determines, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee establishes at the time of such grant or thereafter.

y) "Person" is any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

z) "Restricted Stock" is any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any forfeiture condition or any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

aa) "Restricted Stock Award" is an award of Restricted Stock under Section 8 of the Plan.

bb)  "SEC" is the Securities and Exchange Commission.

cc)  "Shares" are, the shares of Common Stock of the Company ("OSM Shares").

dd) "Stock Appreciation Right" or "SAR" is any right granted to a Participant under Section 7 of the Plan to receive, upon exercise by the Participant, the excess of:

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     i)   the Fair Market Value of one Share on the date of exercise or, if the
          Committee so determines in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over

     ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), may not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, determines.

ee) "Subsidiary" is any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

ff) "Substitute Awards" are Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

SECTION 3.   ADMINISTRATION

The Plan is administered by the Committee. The Committee has full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

a) select the Employees of the Company and its Affiliates and Non-Employee Directors of the Company to whom Awards may from time to time be granted under the Plan;

b)   determine the type or types of Award to be granted to each Participant;

c)   determine the number of Shares to be covered by each Award granted;

d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted;

e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

f) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan are deferred either automatically or at the election of the Participant;

g) interpret and administer the Plan and any instrument or agreement entered into under the Plan;

h) establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and

i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Decisions of the Committee are final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any employee of the Company or of any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-employee Director must be approved and ratified by the Board.

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SECTION 4.   SHARES SUBJECT TO THE PLAN

a) Subject to adjustment as provided in Section 4(c), a total of 500,000 Shares are available for Awards granted under the Plan; provided, that if any Shares subject to an Award under the Plan are forfeited or if any Award under the Plan based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award are, to the extent of such cash settlement, forfeiture or termination, available for Awards under the Plan. In the event that any Option or other Award granted under the Plan is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan is increased by the number of Shares so surrendered or withheld. In addition, Substitute Awards do not reduce the Shares available for grants under the Plan or to a Participant in any calendar year.

b) Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions are made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments

     i) in the aggregate number, class and kind of securities which may be delivered under the Plan, in the aggregate or to any one Participant,

     ii) in the number, class, kind and exercise price of securities or other property subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and

     iii) in the number, class and kind of securities or other property subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, or the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof, or, in connection with the disaffiliation with the Company of a Subsidiary, arranging for the assumption or replacement with new Awards (by such Subsidiary or by an entity controlling such Subsidiary following such disaffiliation) of Awards held by Participants employed by the affected Subsidiary), as the Committee may determine to be appropriate in its sole discretion provided that the number of Shares subject to any Award is always a whole number. Shares delivered under the Plan as an Award or in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition, or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity, will not reduce or be counted against the maximum number of Shares available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies.

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SECTION 5.   ELIGIBILITY

Any Employee or Non-Employee Director is eligible to be selected as a Participant, provided, however, that Incentive Stock Options are granted only to participants who are employees of the Company or a Subsidiary of the Company, and provided that no Non-Employee Director receives Awards with an aggregate Fair Market Value in excess of $150,000 in any calendar year.

SECTION 6.   STOCK OPTIONS

Options may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan is evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option is subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable:

a) OPTION PRICE. The purchase price per Share purchasable under an Option is determined by the Committee in its sole discretion; provided that, such purchase price is not less than the Fair Market Value of the Share on the date of the grant of the Option. Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(c) have a purchase price per Share that is intended to preserve the economic value of the Award which was replaced or adjusted.

b) OPTION PERIOD. The term of each Option is fixed by the Committee in its sole discretion; provided that no Option is exercisable after the expiration of ten (10) years from the date the Option is granted.

c) EXERCISABILITY. Options are exercisable at such time or times as determined by the Committee at or subsequent to grant; provided that, no Option will vest in full prior to three (3) years from the grant date.

d) METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration, as the Committee may specify in the applicable Award Agreement.

e) INCENTIVE STOCK OPTIONS or "ISOs." In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which ISOs held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or any Subsidiary) may not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code. ISOs may be granted only to participants who are employees of the Company or a Subsidiary of the Company. The terms of any ISO granted under the Plan will comply in all respects with the provisions of Section 422 of the Code. The expiration date of any ISO granted will not exceed the period of nine
     (9) years and 364 days from the grant date. No more than 100,000 shares can be issued as Incentive Stock Options.

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f)   FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise are in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

SECTION 7.   STOCK APPRECIATION RIGHTS OR "SARS"

Stock Appreciation Rights may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of SARs need not be the same with respect to each recipient. Any SAR related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an ISO must be granted at the same time such Option is granted. In the case of any SAR related to any Option, the SAR or its applicable portion terminates and is no longer exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option is not reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any SAR is no longer exercisable to the extent the related SAR has been exercised. The Committee may impose such conditions or restrictions on the exercise of any SAR as it deems appropriate, provided that no SAR may have a term that is longer than ten (10) years.

SECTION 8.   RESTRICTED STOCK

a) ISSUANCE. A Restricted Stock Award is subject to restrictions imposed by the Committee during a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued under the Plan to Participants either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

b) REGISTRATION. Any Restricted Stock issued under the Plan may be evidenced in such manner as the Committee in its sole discretion deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, unless otherwise specified by the Committee. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate is registered in the name of the Participant, and bears an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

c) FORFEITURE. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the Restriction Period, all Shares of Restricted Stock still subject to forfeiture are forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee deems appropriate, are issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, expires.

d) MINIMUM VESTING CONDITION. The minimum Restriction Period applicable to any Restricted Stock Award that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award is two (2) years from the date of grant; provided, however, that a Restriction Period of less than two (2) years may be approved under the Plan for such Awards with respect to up to 50,000 Shares.

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SECTION 9.   PERFORMANCE AWARDS

Performance Awards may be issued under the Plan to Participants either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period are determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11, Performance Awards are distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed are conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.

SECTION 10.  OTHER STOCK UNIT AWARDS

a) STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted under the Plan to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee determines. Subject to the provisions of the Plan, the Committee has sole and complete authority to determine the Employees of the Company and its Affiliates and Non-Employee Directors to whom and the time or times at which such Awards are made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

b) TERMS AND CONDITIONS. Subject to the provisions of this Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 10, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. For any Award or Shares subject to any Award made under this Section 10 the transferability and vesting of which are conditioned only on the passage of time, such restriction period is a minimum of three (3) years for full vesting.

SECTION 11.  CHANGE IN CONTROL PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, unless the Committee determines otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control, as of the date such Change in Control is determined to have occurred;

a) any Options and SARs outstanding which are not then exercisable and vested become fully exercisable and vested;

b) any Options and SARs outstanding which are then vested and exercisable, including newly vested Options and SARs as a result of (a) above, remain exercisable as provided in the Award Agreement;

c) the restrictions and deferral limitations applicable to any Restricted Stock lapse, and such Restricted Stock becomes free of all restrictions and limitations and become fully vested and transferable;

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d)   all Performance Awards are considered to be prorated, and any deferral or other restriction lapses and such Performance Awards are immediately settled or distributed in accordance with policies established by the Committee; and

e) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards lapses, and such Other Stock Unit Awards or such other Awards become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the Award not previously forfeited or vested.

SECTION 12.  CODE SECTION 162(m) PROVISIONS

a) Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then an Officer that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

b) If an Award is subject to this Section 12, then the lapsing of any restrictions and the related distribution of cash, Shares or other property, as applicable, are subject to the achievement of one or more objective performance goals established by the Committee, which are based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, EBITDA, EBITDA per ton of steel shipped, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based upon the achievement of specified levels of Company performance (or performance of applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals are set by the Committee within the time period prescribed by, and otherwise comply with the requirements of, Section 162(m) of the Code.

c) Notwithstanding any provision of this Plan other than Section 11, with respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

d) The Committee has the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) (4) (C) of the Code.

e) Notwithstanding any provision of this Plan other than Section 4(c), commencing with calendar year 2005,

     i) no Participant may be granted in any twelve (12) month period an aggregate amount of Options and/or SARs with respect to more than 150,000 Shares, and

     ii) no Participant may be granted in any twelve (12) month period an aggregate amount of Restricted Stock, Performance Awards or Other Stock Unit Awards, with respect to more than 75,000 Shares (or cash amounts based on the value of more than 75,000 Shares); except that an external hire may be granted up to an aggregate amount of Performance Awards or Other Stock Unit Awards with respect to no more than 150,000 Shares (or cash amounts based on the value of no more than 150,000 Shares).

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SECTION 13.  AMENDMENTS AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion of the Plan at any time; provided that no such amendment, alteration, suspension, discontinuation or termination is made without

     i) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or

     ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Committee may amend the terms of any Award granted, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. Notwithstanding any provision of this plan, the Committee does not have the authority to take any action that would require stockholder approval under applicable SEC or NYSE rules including amending the terms of any Option to reduce the option price; nor may the Committee, without prior stockholder approval, cancel any outstanding Option and replace it with a new Option with a lower option price, or where the economic effect would be the same as reducing the option price of the canceled Option; nor may the Committee, without prior stockholder approval, provide for any Option to be exchanged for any other Award under this Plan.

SECTION 14.  GENERAL PROVISIONS

a) Unless the Committee determines otherwise at the time the Award is granted or thereafter:

     i) no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant; and

     ii) each Award is exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

b) The term of each Award is for such period of months or years from the date of its grant as may be determined by the Committee; except as provided in
     Section 6.

c) No Employee or Participant has any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

d) The prospective recipient of any Award under the Plan will not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient, to the extent required by the Committee, has either executed an agreement or other instrument evidencing the Award and delivered a copy to the Company, or otherwise evidenced acceptance of the then applicable terms and conditions.

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e)   Except to the extent that such action would cause an Award subject to
     Section 12 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
     Section 162(m)(4)(C) of the Code, the Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems desirable to carry it into effect. In the event the Company assumes outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it deems appropriate.

f) Notwithstanding anything in the Plan to the contrary, the Committee has the authority under the Plan to determine (and may so provide in any Award Agreement) that in the event of serious misconduct by the Participant or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliate, any outstanding Award granted to such Participant may be cancelled, in whole or in part, whether or not vested or deferred. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate is determined by the Committee in good faith and in its sole discretion. This Section 14(f) has no application following a Change in Control.

g) All certificates for Shares delivered under the Plan pursuant to any Award are subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

h) No Award granted under the Plan may be construed as an offer to sell securities of the Company, and no such offer may be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

i) The Committee is authorized to establish procedures for the deferral of the payment of any Award. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents"), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) are deemed to have been reinvested in additional Shares or otherwise reinvested.

j) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan are not required to make any payment or provide consideration other than the rendering of services.

k) The Committee may delegate to one or more Directors, Officers, or a committee of Officers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or directors of the Company.

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l)   The Company is authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes not to exceed the statutory minimum withholding obligation. The Committee is authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company, or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

m) Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

n) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan are determined in accordance with the laws of the State of Oregon and applicable Federal law.

o) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision is construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it is stricken and the remainder of the Plan remains in full force and effect.

p) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 15.  EFFECTIVE DATE OF PLAN

The Plan is effective as of the date the stockholders approve the Plan in 2005.

SECTION 16.  TERM OF PLAN

No Award may be granted under the Plan after May 31, 2010, but any Award granted may extend beyond that date.

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